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                                                                    EXHIBIT 99.1


For Immediate Release


                      QUORUM HEALTH GROUP, INC., AFFILIATE
                         ACQUIRES JACKSONVILLE HOSPITAL


NASHVILLE, Tenn., June 3, 1996 -- Quorum Health Group, Inc., (NASDAQ/NM:QHGI) today announced that an affiliate has completed the acquisition of Jacksonville Hospital, Jacksonville, Ala.

     Quorum has a long-standing relationship with the 89-bed hospital. For more than ten years, the company has managed the facility under contract and provided consulting services.

     Quorum Health Group, Inc., owns and operates acute care hospitals and health systems through affiliates. Quorum Health Resources, Inc., a subsidiary, is the nation's largest manager of not-for-profit hospitals, and provides consulting services to hospitals throughout the country.



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